As filed with the Securities and Exchange Commission on January 18, 2008

Registration No. 333-147505

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1ST UNITED BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	6022	65-0925265

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One North Federal Highway
Boca Raton, Florida 33432
561-362-3435
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JOHN MARINO
President
1st United Bancorp, Inc.
One North Federal Hwy.
Boca Raton, Florida 33432
(561) 362-3435
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Michael V. Mitrione, Esq. Marybeth Bosko, Esq. Gunster, Yoakley & Stewart, P.A. 777 S. Flagler Drive, Suite 500 East West Palm Beach, Florida 33401 Telephone: (561) 650-0553	John P. Greeley, Esq. Smith Mackinnon, P.A. 255 S. Orange Avenue, Suite 800 Orlando, Florida 32801 Telephone: (407) 843-7300

          Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

        This Amendment No. 3 is being filed solely to file exhibit 8.1 to this Registration Statement (Registration No. 333-147505), and no changes or additions are being made hereby to the proxy statement/prospectus constituting Part I of this Registration Statement or to Items 20 or 22 of Part II of this Registration Statement. Accordingly, such proxy statement/prospectus and Items 20 and 22 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1*

Agreement and Plan of Merger, by and among Equitable Financial Group, Inc., Equitable Bank, and 1st United Bancorp, Inc., dated as of October 1, 2007 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement). The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request. A list identifying the contents of the omitted schedules is included on the last page of the agreement.

2.2*

Amendment No. 1 to the Agreement and Plan of Merger, by and among Equitable Financial Group, Inc., Equitable Bank, and 1st United Bancorp, Inc., dated as of December 19, 2007 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement). The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request. A list identifying the contents of the omitted schedules is included on the last page of the agreement.

3.1*	Articles of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

4.1	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Registrant defining rights of the holders of common stock of the Registrant.

5.1*	Opinion of Gunster, Yoakley & Stewart P.A.regarding the validity of the securities being registered

8.1	Opinion of Gunster, Yoakley & Stewart P.A.regarding certain U.S. tax aspects of the share exchange

10.1*	Officers’ and Employees’ Stock Option Plan

10.2*	Employment Agreement with John Marino, dated as of March 4, 2004

10.3*	Employment Agreement with Warren Orlando, dated as of March 4, 2004

10.4*	Employment Agreement with Rudy Schupp, dated as of March 4, 2004

10.5*	Supplemental Executive Retirement Plan Agreement for John Marino, dated as of May 31, 2006

10.6*	Supplemental Executive Retirement Plan Agreement for Warren Orlando, dated as of May 31, 2006

10.7*	Supplemental Executive Retirement Plan Agreement for Rudy Schupp, dated as of May 31, 2006

10.8*	Amendment No. 1 to Employment Agreement with John Marino, dated November 16, 2007 and effective as of January 1, 2007.

10.9*	Amendment No. 1 to Employment Agreement with Warren Orlando, dated November 16, 2007 and effective as of January 1, 2007.

10.10*	Amendment No. 1 to Employment Agreement with Rudy Schupp, dated November 16, 2007 and effective as of January 1, 2007

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Crowe Chizek and Company LLC, independent registered public accounting firm of 1st United Bancorp, Inc.

23.2*	Consent of Hacker, Johnson & Smith, P.A., independent accountants of Equitable Financial Group, Inc.

23.3*	Consent of Gunster, Yoakley & Stewart P.A. (included in Exhibits 5.1 and 8.1)

23.4*	Consent of Equitable Financial Group, Inc.’s financial advisor, The Carson Medlin Company

99.1*	Form of Equitable Financial Group, Inc.’s Proxy Card

99.2*	Form of Election Form of Equitable Financial Group, Inc.

99.3*	Consent of James Evans pursuant to Rule 438

99.4*	Consent of H. William Spute, Jr. pursuant to Rule 438

99.5*	Presentation materials, dated as of October 1, 2007, prepared by The Carson Medlin Company

*	Previously filed

(b) Financial Statement Schedules

          All financial statement schedules have been omitted because they are either not applicable or the required information has been included in the consolidated financial statements or notes thereto incorporated by reference into this proxy statement/prospectus.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No.3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on the 18th day of January 2008.

1ST UNITED BANCORP, INC.

By:	/s/ John Marino

John Marino
President and Chief Financial Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of January 2008.

Signature	Title	Date

*	Chief Executive Officer and Director	January 18, 2008
(Principal Executive Officer)
Rudy E. Schupp

/s/ John Marino	President and Chief Financial Officer and Director	January 18, 2008
(Principal Financial and Accounting Officer)
John Marino

*	Chairman of the Board	January 18, 2008

Warren S. Orlando

*	Director	January 18, 2008

Paula Berliner

*	Director	January 18, 2008

Jeffrey L. Carrier

*	Director	January 18, 2008

Ronald A. David

*	Director	January 18, 2008

Arthur S. Loring

*	Director	January 18, 2008

Thomas E. Lynch

*	Director	January 18, 2008

Carlos Morrison

*	Director	January 18, 2008

Joseph W. Veccia, Jr.

*

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named officers and directors and filed with the Securities and Exchange Commission.

By	/s/ John Marino

John Marino President and Chief Financial Officer, and Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1*

Agreement and Plan of Merger, by and among Equitable Financial Group, Inc., Equitable Bank, and 1st United Bancorp, Inc., dated as of October 1, 2007 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement).. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request. A list identifying the contents of the omitted schedules is included on the last page of the agreement.

2.2*

Amendment No. 1 to the Agreement and Plan of Merger, by and among Equitable Financial Group, Inc., Equitable Bank, and 1st United Bancorp, Inc., dated as of December 19, 2007 (included as Annex A to the proxy statement/prospectus forming a part of this registration statement). The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request. A list identifying the contents of the omitted schedules is included on the last page of the agreement.

3.1*	Articles of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

4.1	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Registrant defining rights of the holders of common stock of the Registrant.

5.1*	Opinion of Gunster, Yoakley & Stewart P.A.regarding the validity of the securities being registered

8.1	Opinion of Gunster, Yoakley & Stewart P.A.regarding certain U.S. tax aspects of the share exchange

10.1*	Officers’ and Employees’ Stock Option Plan

10.2*	Employment Agreement with John Marino, dated as of March 4, 2004

10.3*	Employment Agreement with Warren Orlando, dated as of March 4, 2004

10.4*	Employment Agreement with Rudy Schupp, dated as of March 4, 2004

10.5*	Supplemental Executive Retirement Plan Agreement for John Marino, dated as of May 31, 2006

10.6*	Supplemental Executive Retirement Plan Agreement for Warren Orlando, dated as of May 31, 2006

10.7*	Supplemental Executive Retirement Plan Agreement for Rudy Schupp, dated as of May 31, 2006

10.8*	Amendment No. 1 to Employment Agreement with John Marino, dated November 16, 2007 and effective as of January 1, 2007.

10.9*	Amendment No. 1 to Employment Agreement with Warren Orlando, dated November 16, 2007 and effective as of January 1, 2007.

10.10*	Amendment No. 1 to Employment Agreement with Rudy Schupp, dated November 16, 2007 and effective as of January 1, 2007

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Crowe Chizek and Company LLC, independent registered public accounting firm of 1st United Bancorp, Inc.

23.2*	Consent of Hacker, Johnson & Smith, P.A., independent accountants of Equitable Financial Group, Inc.

23.3*	Consent of Gunster, Yoakley & Stewart P.A. (included in Exhibits 5.1 and 8.1)

23.4*	Consent of Equitable Financial Group, Inc.’s financial advisor, The Carson Medlin Company

99.1*	Form of Equitable Financial Group, Inc.’s Proxy Card

99.2*	Form of Election Form of Equitable Financing Group, Inc.

99.3*	Consent of James Evans pursuant to Rule 438

99.4*	Consent of H. William Spute, Jr. pursuant to Rule 438

99.5*	Presentation materials, dated as of October 1, 2007, prepared by The Carson Medlin Company

*   Previously filed